                                 EXHIBIT 10(a)



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                          SECURITIES PURCHASE AGREEMENT

                            dated as of May 10, 2000

                                     between

                               SYMIX SYSTEMS, INC.

                                       and

                           THE INVESTORS NAMED HEREIN


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                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE I
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................1

                                           ARTICLE II
                                        PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale................................................................4
SECTION 2.02.  Closing..........................................................................5

                                           ARTICLE III
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power....................................................5
SECTION 3.02.  Corporate Authorization..........................................................6
SECTION 3.03.  Governmental Authorization; Consents.............................................6
SECTION 3.04.  Non-contravention................................................................7
SECTION 3.05.  Capitalization...................................................................7
SECTION 3.06.  SEC Filings......................................................................7
SECTION 3.07.  Financial Statements.............................................................8
SECTION 3.08.  Absence of Certain Changes.......................................................9
SECTION 3.09.  Litigation......................................................................10
SECTION 3.10.  Compliance with Contracts.......................................................10
SECTION 3.11.  Erisa Representations...........................................................11
SECTION 3.12.  Tax Representations.............................................................12
SECTION 3.13.  Insurance Coverage..............................................................13
SECTION 3.14.  Compliance with Laws............................................................13
SECTION 3.15.  Transactions with Affiliates....................................................14
SECTION 3.16.  Finders' Fees...................................................................14
SECTION 3.17.  Antitakeover Statutes...........................................................14

                                           ARTICLE IV
                           REPRESENTATIONS AND WARRANTIES OF INVESTORS

SECTION 4.01.  Organization and Existence......................................................15
SECTION 4.02.  Authorization...................................................................15
SECTION 4.03.  Governmental Authorization......................................................15
SECTION 4.04.  Non-contravention...............................................................15
SECTION 4.05.  Finders' Fees...................................................................15


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

                                                                                             PAGE
SECTION 4.06.  Financing.......................................................................16
SECTION 4.07.  Purchase for Investment.........................................................16

                                            ARTICLE V
                                    COVENANTS OF THE COMPANY

SECTION 5.01.  Access to Information...........................................................16
SECTION 5.02.  Notices of Certain Events.......................................................17
SECTION 5.03.  Use of Proceeds.................................................................17
SECTION 5.04.  Corporate Governing Documents...................................................17
SECTION 5.05.  Restrictive Agreements Prohibited...............................................18
SECTION 5.06.  Voting Power....................................................................18
SECTION 5.07.  Additional Warrants.............................................................18

                                           ARTICLE VI
                                     COVENANTS OF INVESTORS

SECTION 6.01.  Notices of Certain Events.......................................................18
SECTION 6.02.  Confidentiality.................................................................19

                                           ARTICLE VII
                                    COVENANTS OF ALL PARTIES

SECTION 7.01.  Best Efforts....................................................................19
SECTION 7.02.  Certain Filings; NASDAQ listing.................................................20
SECTION 7.03.  Public Announcements............................................................20
SECTION 7.04.  Tax Consistency.................................................................20

                                          ARTICLE VIII
                                      CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to the Obligations of Each Party.....................................20
SECTION 8.02.  Conditions to Obligation of Investors...........................................20
SECTION 8.03.  Conditions to Obligation of the Company.........................................21

                                           ARTICLE IX
                                            SURVIVAL

SECTION 9.01.  Survival........................................................................22


                                       ii

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

                                            ARTICLE X
                                           TERMINATION

SECTION 10.01.  Grounds for Termination........................................................22
SECTION 10.02.  Effect of Termination..........................................................22

                                           ARTICLE XI
                                          MISCELLANEOUS

SECTION 11.01.  Notices........................................................................23
SECTION 11.02.  Amendments; No Waivers.........................................................23
SECTION 11.03.  Expenses.......................................................................24
SECTION 11.04.  Successors and Assigns.........................................................24
SECTION 11.05.  Governing Law..................................................................24
SECTION 11.06.  Counterparts...................................................................24
SECTION 11.07.  Entire Agreement...............................................................24
SECTION 11.08.  Specific Performance...........................................................24
SECTION 11.09.  Captions.......................................................................25



Exhibit A         Amendment to Amended Articles of Incorporation
Exhibit B         Investor Rights Agreement
Exhibit C         Warrant


                                      iii

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                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT dated as of May 10, 2000 between Symix Systems, Inc., an Ohio corporation (the "COMPANY"), and the several investors set forth on Schedule I hereto (individually, an "INVESTOR" and collectively the "INVESTORS").

                              W I T N E S S E T H :

         WHEREAS, the Investors desire to purchase from the Company the Securities (as hereinafter defined) and the Company desires to sell the Securities to the Investors, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, the Investors and the Company desire to enter into certain other agreements;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AMENDMENT" means the amendment to the Amended Articles of Incorporation of the Company, as amended, which designate and set forth the preferences and rights of the holders of the Series A Preferred Shares, substantially in the form attached hereto as Exhibit A.

         "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWN" shall be determined in accordance with Rule 13d-3 under the 1934 Act.

         "BENEFIT ARRANGEMENT" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or Company Stock Plan or made pursuant to an Employee Plan or Company Stock Plan, (ii) is entered into or maintained, as the case may be, by the Company or any of its ERISA Affiliates, (iii) covers any employee or former employee of the Company or any Subsidiary and (iv) involves an obligation of the Company and/or the Subsidiaries to pay an aggregate amount in excess of $200,000.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMON SHARES" means the common shares, no par value, of the Company.

         "COMPANY STOCK PLANS" means any present or future Employee Plan, employment agreement, restricted stock, stock option, stock purchase or dividend reinvestment plan or other similar type of plan of the Company which provides for the issuance of equity securities or options or rights to purchase equity securities of the Company.

         "ENFORCEABILITY EXCEPTION" means the limitations which may be placed on enforceability by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and by general principles of equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "INVESTOR RIGHTS AGREEMENT" means the Investors Rights Agreement dated as of the Closing Date among the Company, the Investors and Lawrence J. Fox, substantially in the form of Exhibit B hereto.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.


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         "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 3(37) of ERISA.

         "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERSON" means an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SECURITIES" means the Shares and Warrants.

         "SERIES A PREFERRED SHARES" means the Series A Convertible Participating Preferred Shares, no par value, of the Company.

         "SHARES" means 566,933 Series A Preferred Shares.

         "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

         "TAX" (and, with correlative meaning, "TAXES") shall include (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Company or any subsidiary, as the case may be, imposed by any federal, state,




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

local or foreign governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability of the Company or any Subsidiary for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period and (iii) any liability of the Company or any Subsidiary for the payment of any amount as a result of being a party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement).

         "TITLE IV PLAN" means an employee benefit plan, other than any Multiemployer Plan, subject to Title IV of ERISA.

         "TRANSACTION AGREEMENTS" means this Agreement and the Investor Rights Agreement.

         "WARRANTS" means the warrants to purchase 453,546 Common Shares, substantially in the form of Exhibit C hereto.

          (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                       Section
----                                                       -------
Balance Sheet                                               3.07
Balance Sheet Date                                          3.07
Closing                                                     2.02
Company SEC Documents                                       3.06
Company 10-K                                                3.06
Company Securities                                          3.05
Employee Plans                                              3.11
GAAP                                                        3.07
Returns                                                     3.12



                                   ARTICLE II
                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of Shares and Warrants at the aggregate prices set forth opposite the names of such



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Investor on Schedule I hereto. The aggregate purchase price payable by the
Investors for all the Securities is $13,606,392 in cash.

         SECTION 2.02. Closing. The closing (the "CLOSING") of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell in New York City as soon as possible, but in no event later than five business days, after satisfaction of the conditions set forth in Article VIII, or at such other time or place as the Investors and the Company may agree. At the Closing,

          (a) each Investor shall transfer to the Company the applicable purchase price payable by it in immediately available funds by wire transfer to an account of the Company designated by the Company, by notice to the Investors, no later than two business days prior to the Closing Date; and

          (b) the Company shall deliver to each Investor certificates for the Securities being purchased by such Investor registered in the name of such Investor.



                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Investor that:

         SECTION 3.01. Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to the Investors or their counsel true and complete copies of the articles of incorporation and regulations of the Company as currently in effect.

          (b) Each of the Company's Subsidiaries which would qualify as a "SIGNIFICANT SUBSIDIARY" pursuant to Regulation S-X under the 1933 Act, all of which are listed in the Company 10-K, is a business corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its



                                       5
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incorporation, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of the Transaction Agreements and the Warrants and the consummation by the Company of the transactions contemplated thereby are within the Company's corporate powers and, except for corporate authorizations and actions contemplated by this Agreement to occur subsequent to the date hereof and prior to Closing, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes, and, when executed by the parties thereto, the Investor Rights Agreement will constitute, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except as the indemnification obligation of the Company under the Investor Rights Agreement may be limited by applicable law and except for the Enforceability Exceptions.

          (b) The Warrants, when executed and delivered in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company.

          (c) The Shares, when issued and delivered to and paid for by each Investor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and such Shares are free of preemptive or similar rights except as set forth in this Agreement. The Common Shares to be reserved for issuance upon exercise of the Warrants or conversion of the Shares, as the case may be, have been, or prior to the Closing will be, duly authorized by the Company and reserved for issuance upon such exercise or conversion and, when issued upon such exercise or conversion in accordance with the terms of the Warrants or the Shares, as the case may be, will have been validly issued, fully paid and non-assessable, and such Common Shares will be free of preemptive or similar rights except as set forth in the Investor Rights Agreement.

         SECTION 3.03. Governmental Authorization; Consents. (a) The execution, delivery and performance by the Company of the Transaction Agreements and the Warrants require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the 1933 Act and applicable state securities laws.

          (b) No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which the Company or any Subsidiary is a party or by which any of them is bound is required or necessary for the execution, delivery and performance of the

Transaction Agreements and the Warrants by the Company or the consummation by the Company of the transactions contemplated thereby.

         SECTION 3.04. Non-contravention. The execution, delivery and performance by the Company of the Transaction Agreements do not and will not (i) contravene or conflict with the Amended Articles of Incorporation, as amended, or the Amended Regulations, as amended, of the Company; (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary; (iii) constitute a material default under or give rise to any right of termination, cancellation or acceleration of any material right or obligation of the Company or any Subsidiary or to a loss of any material benefit to which the Company or any Subsidiary is entitled under any provision of any material agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except, in the case of those items specified in (ii) or (iv) above which would not, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 3.05. Capitalization. The authorized capital stock of the Company consists of 20,000,000 Common Shares and 1,000,000 preferred shares, no par value. As of April 28, 2000, there were outstanding 7,503,657 Common Shares, no preferred shares and employee stock options to purchase an aggregate of 1,925,547 Common Shares (of which, options to purchase an aggregate of 1,209,279 Common Shares were exercisable). All outstanding Common Shares have been duly authorized and validly issued and are fully paid. Except (1) as set forth in this Section 3.05, (2) for changes since April 28, 2000 resulting from the exercise of employee stock options outstanding on such date and (3) for any Company Stock Plans or securities issued pursuant thereto, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, and there is no obligation of the Company to issue (other than any obligation that may arise under the Investor Rights Agreement), any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as contemplated by the Transaction Documents and the Company Stock Plans, there are no outstanding obligations of the Company or any Subsidiary to issue or deliver or to repurchase, redeem or otherwise acquire any Company securities.

         SECTION 3.06. SEC Filings. (a) The Company has delivered to each Investor or its counsel (i) the Company's annual report on Form 10-K for its fiscal


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year ended June 30, 1999 (the "COMPANY 10-K"), (ii) its quarterly reports on
Form 10-Q for its fiscal quarters ended September 30, 1999 and December 31, 1999, respectively, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since June 30, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since June 30, 1999 (the documents referred to in this Section 3.06(a), collectively, the "COMPANY SEC DOCUMENTS").

          (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Since July 1, 1999, the Company and its Subsidiaries, as applicable, have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Commission.

         SECTION 3.07. Financial Statements. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "BALANCE SHEET" means the consolidated statements of condition of the Company (and consolidated Subsidiaries) as of June 30, 1999 set forth in the Company 10-K and "BALANCE SHEET DATE" means June 30, 1999.

          (b) Absence of Undisclosed Liabilities. Other than liabilities disclosed, or provided for, in the Company SEC Documents, (i) there are no liabilities of the Company or the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) there is no existing condition, situation or set of circumstances which would result in such a liability, except in the case of each of clauses (i) and (ii) for liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Absence of Certain Changes. Since the Balance Sheet Date, other than as disclosed, or provided for, in the Company SEC Documents, the Company and the Subsidiaries have conducted their businesses in the ordinary course and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which would reasonably be expected to result in a Material Adverse Change, other than those relating to the economy generally and regulatory changes;

          (b) (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or (ii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary except in connection with (x) the internal corporate reorganization of the Company and the Subsidiaries initiated in October 1999, (y) the acquisition of all outstanding capital stock of Frontstep, Inc. (f/k/a Profit Solutions, Incorporated) by the Company in January, 2000 and (z) the acquisition of brightwhite solutions, inc. capital stock by Frontstep, Inc. in February, 2000;

          (c) any amendment of any material term of any outstanding equity security of the Company;

          (d) any (i) grant of any material severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of the Subsidiaries, except employment agreements entered into in connection with the acquisition of Profit Solutions, Incorporated (n/k/a Frontstep, Inc.) in January, 2000 and the acquisition of the assets of Infomentum, Ltd. in February, 2000, other than in the ordinary course of business consistent with past practice; (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice, or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

          (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect after giving effect to insurance; or

          (f) any loss of a customer, client or business partner that, individually or in aggregate, would be material to the business or financial condition of the Company and its Subsidiaries, taken as a whole; or

          (g) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change after the date hereof required by reason of a concurrent change in or application of generally accepted accounting principles.

         SECTION 3.09. Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of the Subsidiaries, any present or former officer, director or employee of the Company or any of the Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         SECTION 3.10. Compliance with Contracts. Neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any material amount of their assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority which defaults or potential defaults under either clauses (i) or (ii), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. Erisa Representations. (a) Schedule 3.11 sets forth each "employee benefit plan", as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company or any Subsidiary. Such plans are hereinafter referred to as the "EMPLOYEE PLANS". The Company has furnished or made available to the Investors or their counsel copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report prepared in connection with any such plan (Form 5500 including, if applicable, Schedule B thereto). No Employee Plan is and neither the Company nor any of its ERISA Affiliates maintains, sponsors, or is obligated to contributed to, or has at any time maintained, sponsored or been obligated to contribute to, a Multiemployer Plan, a Title IV Plan or an employee benefit plan or arrangement maintained in connection with any trust described in Section 501(c)(9) of the Code.

          (b) No "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions effected pursuant to a statutory or administrative exemption, which, assuming the taxable period of such transaction expired as of the date hereof, when considered individually or in the aggregate with any other such prohibited transaction, could subject the Company or any of its Subsidiaries to a penalty or tax imposed by either Section 502(i) of ERISA or
Section 4975 of the Code in an amount which would be material.

          (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust created under any such Employee Plan is exempt from tax under Section 501(a) of the Code and has been so exempt during the period from creation to date. The Company has provided the Investors or their counsel with the most recent determination letters of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (d) Schedule 3.11 sets forth each Benefit Arrangement. The Company has furnished or made available to the Investors or their counsel copies or descriptions of each Benefit Arrangement. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

          (e) Neither the Company nor any of its ERISA Affiliates has any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of the Company and any Subsidiary, except as required to avoid excise tax under Section 4980B of the Code or as previously disclosed by the Company in writing to the Investors.

          (f) Except as disclosed in writing to the Investors prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (g) Except as set forth in Schedule 3.11, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code, except as previously disclosed by the Company in writing to the Investors.

          (h) No material tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

          (i) No employee or former employee of the Company or any of its ERISA Affiliates will become entitled to any bonus, retirement, severance, job security or similar benefit or enhancement of such a benefit solely as a result of the transactions contemplated by this Agreement.

         SECTION 3.12. Tax Representations. Except for liabilities and penalties which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) all Tax returns, statements, reports and forms (including estimated tax returns and reports) required to be filed with any Taxing Authority by or on behalf of the Company or any Subsidiary (collectively, the "RETURNS"), have been or will be filed when due (taking into account any extension of a required filing date) in accordance with all applicable laws except where failure so to file would not subject the Company or any Subsidiary to liabilities or penalties; (ii) as of the time of filing, the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Company, the Subsidiaries and any other information required to be shown therein and complete in all material respects; (iii) the Company and the Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed; (iv) the Company and the Subsidiaries have made or will on or before the Closing Date make provision for all Taxes payable by the Company and the Subsidiaries for any Tax period (or portion thereof) ending on or before the Closing Date for which no Return has yet been filed; (v) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries for any Tax period (or portion thereof) ending on or before the Closing Date (excluding any provision for deferred income taxes) reflected on the books of the Company and the Subsidiaries are adequate to cover such Taxes; (vi) all consolidated federal income tax Returns filed with respect to taxable years of the Company and the Subsidiaries through the taxable year ended June 30, 1996 have been examined and closed or are Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired; (vii) neither the Company nor any Subsidiary is delinquent in the payment of any Tax; (viii) neither the Company nor any Subsidiary (or any member of any affiliated or combined group of which the Company or any Subsidiary is or has been a member) has granted any extension or waiver of the limitation period applicable to any Returns; (ix) there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Company or any Subsidiary of which the Company is aware in respect of any Tax or assessment; (x) there are no liens for Taxes upon the assets of the Company or any Subsidiary except liens for current Taxes not yet due; (xi) neither the Company nor any of its Subsidiaries has any obligation under any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement or any other agreement or arrangement in respect of any Tax with any Person other than the Company or its Subsidiaries; (xii) neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent;; (xiii) proper and adequate amounts have been withheld by the Company and its Subsidiaries from their respective employees and other Persons for all periods in compliance in all material respects with the Tax, social security and unemployment, excise and other withholding provisions of all federal, state, local and foreign laws; and (xiv) the Company is not now and has not been within the past five years, a "United States Real Property Holding Corporation" as defined in the Code and applicable Treasury regulations thereunder.

         SECTION 3.13. Insurance Coverage. The Company has insurance policies and fidelity bonds covering its assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and the Subsidiaries. All premiums due and payable under all such policies and bonds have been paid, and the Company and the Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds, except where the failure to have made payment or to be in full compliance would not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.14. Compliance with Laws. Neither the Company nor any of the Subsidiaries is in violation of, or has since the Balance Sheet Date violated, any applicable provisions of any laws, statutes, ordinances, regulations, administrative interpretations, orders, judgments, policies or decrees of any court or governmental or administrative authority that are applicable to the Company, any of the Subsidiaries or their respective properties, other than violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and the Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with federal, state, local or foreign governmental or regulatory bodies that are required in order to permit them to carry on their business substantially as presently conducted, except for such permits, licenses, certificates of authority, orders, appraisals, filings, applications or registrations the failure so to have or to make would not reasonably be expected to have a Material Adverse Effect. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current in all material respects, except for such filings, applications and registrations which the failure to have would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.15. Transactions with Affiliates. Except as set forth on
Schedule 3.15, no director or officer of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements or stock option agreements entered into in the ordinary course of business.

         SECTION 3.16. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission from the Investors, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.17. Antitakeover Statutes. The Company has taken all action necessary to exempt the Transaction Agreements and the purchase of the Securities or the transactions contemplated thereby from Section 1701.831 of the Ohio Revised Code, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to the Transaction Agreements and the purchase of the Securities or any of the transactions contemplated thereby.



                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         Each Investor hereby represents and warrants to the Company that:

         SECTION 4.01. Organization and Existence. Investor is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Authorization. The execution, delivery and performance by Investor of the Transaction Agreements and the consummation by Investor of the transactions contemplated thereby are within the powers of Investor and have been duly authorized by all necessary action on the part of Investor. This Agreement constitutes, and as of Closing the Investor Rights Agreement will constitute, a valid and binding agreement of Investor, enforceable against Investor in accordance with their respective terms, except for the Enforceability Exceptions.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Investor of the Transaction Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the 1933 Act and applicable state securities laws.

         SECTION 4.04. Non-contravention. The execution, delivery and performance by Investor of the Transaction Agreements do not and will not (i) contravene or conflict with its agreement of limited partnership (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Investor or
(iii) contravene any agreement, contract or other instrument of Investor, except, in the case of those items specified in (ii) or (iii) above which would not, individually or in the aggregate, either result in a material adverse effect on the assets or financial condition of Investor and its subsidiaries, taken as a whole, or entitle any party to challenge or hinder the transactions contemplated hereby.

         SECTION 4.05. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Investor who might be entitled to any fee or commission from Investor, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.06. Financing. Investor will have at Closing sufficient funds available to purchase the Securities allocated to it.

         SECTION 4.07. Purchase for Investment. (a) Investor is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and Investor was not organized for the specific purpose of acquiring the Securities;

         (b) Investor has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and Investor is able financially to bear the risks thereof;

         (c) Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to obtain whatever information concerning the Company and the Shares as has been requested by Investor in order to make its investment decision with respect to the Shares;

         (d) the Securities being purchased by Investor are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

         (e) Investor understands that (i) the Securities have not been registered under the 1933 Act and are being sold and issued to Investor in reliance upon an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the 1933 Act and under applicable state securities laws, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act and under applicable state securities laws or is exempt from such registration, (iii) the Securities will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect.



                                    ARTICLE V
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01. Access to Information. From the date hereof until the Closing Date, the Company (a) will give, and will cause each Subsidiary to give, the Investors, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and the Subsidiaries, (b) will furnish, and will cause each Subsidiary to furnish, to the Investors, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company and the Subsidiaries as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of the Company and the Subsidiaries to cooperate in all reasonable respects with the Investors in their investigation of the Company and the Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company hereunder. Notwithstanding the foregoing, the Investors shall not have access to personnel records of the Company or any Subsidiary relating to individual performance or evaluation records, medical histories or other information which in the Company's good faith opinion is sensitive or the disclosure of which could subject the Company to risk of liability.

         SECTION 5.02. Notices of Certain Events. The Company shall promptly notify Investors of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Company's knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.09 or
         3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.03. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely for (i) working capital (including, without limitation, acquisitions of other businesses and/or technologies), (ii) the Company's Frontstep initiative, and (iii) general business purposes.

         SECTION 5.04. Corporate Governing Documents. The Company shall at all times maintain provisions in its code of regulations and/or articles of incorporation indemnifying all directors and officers against liability and absolving all directors and officers from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of Ohio.

         SECTION 5.05. Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of any of the Transaction Agreements, the Warrants or the Company's Amended Articles of Incorporation, as amended.

         SECTION 5.06. Voting Power. The Company shall use its reasonable best efforts to amend its Amended Articles of Incorporation, as amended, at the next annual meeting of the Company's shareholders and to take such other action in accordance with Ohio law as required to allow the shares of any series of preferred shares currently outstanding or designated in the future by action of the Board of Directors to have the right to more than one vote per share, including amending the Company's Amended Articles of Incorporation, as amended, relating to the Series A Preferred Shares.

         SECTION 5.07. Additional Warrants. If the Company, by dividend to holders of the Common Shares, transfers ownership of all or a part of any Subsidiary to shareholders of the Company, then promptly after the effective date of such dividend the Company shall issue to the holders of any Warrants then outstanding subsequent to such dividend additional warrants to purchase common shares in such Subsidiary having substantially the same terms and conditions as the Warrants except as provided in this Section 5.07. The number of common shares of such Subsidiary covered by the additional warrants issued to each such holder shall be sufficient to give the holder the same percentage ownership in the outstanding common shares (calculated on a fully diluted basis) of the Subsidiary that such holder has in the outstanding Common Shares (calculated on a fully diluted basis) under the Warrants as of the effective date of the dividend. The exercise price of each such additional warrant shall be a dollar amount determined by dividing (1) the product of the Exercise Price of a Warrant immediately prior to the public announcement multiplied by the Daily Price per common share of the Subsidiary immediately after such dividend by (2) the Current Market Price per Common Share immediately prior to the public announcement of such dividend. For purposes hereof, the terms Exercise Price, Daily Price and Current Market Price per Common Share shall be as such terms are defined in the Warrant.



                                   ARTICLE VI
                             COVENANTS OF INVESTORS

         Each Investor agrees that:

         SECTION 6.01. Notices of Certain Events. Investor shall promptly notify the Company of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Investor that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 6.02. Confidentiality. Investors shall keep confidential any information (unless readily ascertainable from public information sources, otherwise required by law to be disclosed or necessary in connection with any litigation among the parties hereto) obtained from the Company and/or the Subsidiaries in connection with the transactions contemplated by the Transaction Agreements. The confidentiality obligations of Investors shall not be construed to prevent an Investor from disclosing information concerning the Company and the Subsidiaries, the Transaction Agreements or the Shares to its respective employees, officers, directors, partners (general and limited), counsel, accountants, professional advisors and regulatory authorities if the Investor making such disclosure takes reasonable measures to ensure that such confidential information is not misused by the recipients thereof and the recipients otherwise abide by the restrictions on disclosure imposed on the Investor hereunder as if such restrictions were imposed directly on the recipients.



                                   ARTICLE VII
                            COVENANTS OF ALL PARTIES

         The parties hereto agree that:

         SECTION 7.01. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to satisfy all conditions to Closing set forth in Article VIII of this Agreement applicable to such party and to consummate the transactions contemplated by this Agreement. The Company and each Investor agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         SECTION 7.02. Certain Filings; NASDAQ listing. The Company and the Investors shall cooperate with one another (a) in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers, and (c) in causing the Common Shares underlying the Securities to be listed on the NASDAQ Stock Market in accordance with the rules and regulations of the NASDAQ Stock Market.

         SECTION 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. Tax Consistency. The Company and the Investors confirm that the Series A Preferred Shares are intended to be "common stock" for purposes of the Code and agree not to take voluntarily any action inconsistent with such intention.



                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         SECTION 8.01. Conditions to the Obligations of Each Party. The several obligations of the Investors and the Company to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing; and

          (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any governmental body, agency, official or authority before any court, arbitrator or governmental body, agency or official and be pending.

         SECTION 8.02. Conditions to Obligation of Investors. The obligations of the Investors to consummate the Closing are subject to the satisfaction of the following further conditions:

          (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (except for such that refer to an earlier date) and (iii) Investors shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

          (b) The Investors Rights Agreement shall have been executed and delivered by the Company, the Investors and Lawrence J. Fox;

          (c) The Amendment shall have been filed with the Secretary of State of the State of Ohio and shall read in its entirety as set forth in Exhibit A;

          (d) The number of directors constituting the entire Board of Directors shall have been fixed at no greater than nine (9) and the following persons shall have been elected as directors and shall hold such position as of the Closing Date: Guy de Chazal and Barry Goldsmith.

          (e) Investor shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to the Company, dated the Closing Date in reasonable and customary form. In rendering such opinions, counsel may rely upon certificates of public officials, and as to matters of fact, upon certificates of officers of the Company and the Subsidiaries;

          (f) Investors shall have received all documents it may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company to execute and perform this Agreement, all in form and substance reasonably satisfactory to the Investors.

         SECTION 8.03. Conditions to Obligation of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Investors shall have performed in all material respects all of its obligations hereunder required to be performed by them at or prior to the Closing Date, and (ii) the representations and warranties of the Investors contained in this Agreement and in any certificate or other writing delivered by Investors pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date (except for such that refer to an earlier date);

          (b)   Each Investor shall have signed the Investor Rights Agreement.

          (c) The Amendment and the Transaction Agreements (and the transactions contemplated thereby) shall have been approved by the Board of Directors of the Company.

                                   ARTICLE IX
                                    SURVIVAL

         SECTION 9.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing. The representations and warranties of the parties hereto contained in this Agreement shall be deemed made only as of the date hereof and as of the Closing Date, in each case unless a different date is specified in the representation and warranty.



                                    ARTICLE X
                                   TERMINATION

         SECTION 10.01. Grounds for Termination. This Agreement shall terminate upon either party giving notice of the termination of this Agreement as a result of the occurrence of any of the following:

         (a) by mutual written agreement of the Company and Investors having 75% or more of the total commitment to purchase the Securities;

         (b) if the Closing shall not have been consummated on or before May 31, 2000; or

         (c) prior to Closing if after the date hereof there shall be any law or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

         The party desiring to terminate this Agreement pursuant to this Section
10.01 shall give notice of such termination to the other party.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of either party to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 6.02, 7.03, 10.02, 11.03 and 11.05 shall survive any termination hereof pursuant to Section 10.01.



                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. Notices. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to the Company, to:

                           Symix Systems, Inc.
                           2800 Corporate Exchange Drive
                           Columbus, Ohio  43231
                           Attention: Corporate Counsel
                           Telecopy: (614) 895-2972

                           with a copy to:

                           Ivery D. Foreman, Esq.
                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           Columbus, Ohio 43216-1008
                           Telecopy: (614) 464-6350

if to an Investor, to its address set forth on the signature pages hereto:

                           with copies to:

                           John A. Bick, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Ave.
                           New York, New York 10017
                           Telecopy: (212) 450-4800

         SECTION 11.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each Investor and the

Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company shall reimburse the Investors for their out-of-pocket fees and expenses, including the fees and expenses of Davis Polk & Wardwell, up to an aggregate amount not to exceed $150,000.

         SECTION 11.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 11.05. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Ohio.

         SECTION 11.06. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 11.07. Entire Agreement. The Transaction Agreements and the Warrants constitute the entire agreement between the parties with respect to the subject matter hereof (other than a writing which specifically states that it shall not be subject to this Section 11.07) and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of the Transaction Agreements and the Warrants (other than a writing which specifically states that it shall not be subject to this Section 11.07). No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 11.08. Specific Performance. Each of the parties hereto agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each of the parties hereto agrees that the other party shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled at law or in equity.

         SECTION 11.09. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      SYMIX SYSTEMS, INC.


                                      By/s/Stephen A. Sasser
                                        -------------------------------------
                                        Stephen A. Sasser
                                        President and Chief Executive Officer


INVESTORS:

MORGAN STANLEY DEAN WITTER VENTURE PARTNERS IV, L.P.
MORGAN STANLEY DEAN WITTER VENTURE INVESTORS  IV, L.P.
MORGAN STANLEY DEAN WITTER VENTURE OFFSHORE
INVESTORS IV, L.P.

By: MSDW Venture Partners IV, L.L.C.
        as General Partner of the above limited partnerships
By: MSDW Venture Capital IV, Inc.,
        as Member

By:/s/Guy de Chazal
   ----------------------------------
   Name:     Guy de Chazal
   Title:    Managing Director

Address:        1221 Avenue of the Americas
                New York, New York 10020
                Fax: 212-762-8424


MORGAN STANLEY DEAN WITTER
    EQUITY FUNDING, INC.


By:/s/Thomas Clayton
   -----------------------------------
   Name:Thomas Clayton
   Title:Vice President

Address:        1221 Avenue of the Americas
                New York, New York 10020
                Fax: 212-762-8424
                Attention: Controller

FALLEN ANGEL EQUITY FUND, L.P.

By:      Fallen Angel Capital, L.L.C.
         as its General Partner
By:      Barry Goldsmith,
         as Member


By: /s/Barry Goldsmith
    -----------------------------
Name:    Barry Goldsmith
Title:   Member

Address:     960 Holmdel Road
             Holmdel, New Jersey 07733
             Fax: 732-946-0519

                                   SCHEDULE I
                                   ----------

                                    INVESTORS
                                    ---------


                                                        Number of                            Aggregate
                                                        Preferred          Number of       Purchase Price
                                                          Shares            Warrants          for All
Name and Address of Investor                         to be Purchased    to be Purchased      Securities


(a)  Morgan Stanley Dean Witter Venture                   271,650            217,320         $6,585,456
     Partners IV, L.P.
(b)  Morgan Stanley Dean Witter Venture                    31,516             25,212           $764,016
     Investors IV, L.P.
(c)  Morgan Stanley Dean Witter Venture                    10,598              8,478           $256,920
     Offshore Investors, L.P.
(d)  Morgan Stanley Dean Witter Equity                     86,502             69,202         $1,999,992
     Funding, Inc.
(d)  Fallen Angel Equity Fund, L.P.                       166,667            133,334         $4,000,008
Totals                                                    566,933            453,546        $13,606,392